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                                                                  EXHIBIT 10 (a)

                              AMENDED AND RESTATED
                          LOAN PARTICIPATION AGREEMENT

         This Amended and Restated Loan Participation Agreement (this "Agreement") is made and entered into as of May 12, 2003, between THE HUNTINGTON NATIONAL BANK ("Transferor") and HUNTINGTON PREFERRED CAPITAL HOLDINGS, INC., an Indiana corporation formerly known as Airbase Realty Holding Company ("Transferee").

                                    RECITALS

         A. The parties have previously entered into a certain Loan Participation Agreement, dated as of May 1, 1998, as the same has been amended by two Amendments to Loan Participation Agreement, dated March 1, 2001, and March 27, 2002, respectively (collectively, the "Original Agreement"), whereby Transferor has transferred and will continue to transfer to Transferee participation interests in certain loans (the "Loans") made by Transferor or an affiliate of Transferor to various borrowers (collectively, the "Borrowers"), as such Loans have been and may be identified from time to time by Transferor pursuant to Section 2 below, or substituted for other Loans previously transferred by Transferor to Transferee, pursuant to such Section 2.

         B. The parties desire to amend further the Original Agreement and to restate the Original Agreement, incorporating all prior amendments thereto.

                                    AGREEMENT

         1.       Definitions.

                  (a) "Loan Documents" shall mean any and all loan agreements evidencing or otherwise relating to any of the Loans, together with any and all commitment letters, promissory notes, real estate mortgages, assignments and security agreements, financing statements, pledge agreements, letters of credit, applications and agreements for standby letters of credit, letter of credit reimbursement agreements, subordination agreements, waivers, affidavits, fire and extended coverage insurance policies, guarantees, title insurance policies, applications, reports, surveys, documents required to be maintained by lenders pursuant to any applicable federal or state regulations, any and all amendments, modifications or supplements to any of the foregoing from time to time, and all other relevant documents pertaining to any of the Loans.

                  (b) "Collateral" shall mean the real property, fixtures, equipment, inventory, accounts, chattel paper, instruments, documents, general intangibles, securities and all other property and property rights in which Transferor has been granted a mortgage, lien or security interest in connection with any of the Loans.

                  (c) "Origination Fees" shall mean the origination, commitment, or other fees collected at the time of origination of a particular Loan.

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                  (d)      "Participation" and "Participation Interest" shall
mean the interest of Transferee in the Loans and in the associated Origination Fees, equal to up to a one hundred percent (100%) interest in each of the Loans and associated Origination Fees.

                  (e) "Participation Share," "Pro Rata Share," "pro rata," and "ratably" shall mean a share in the same proportion as the respective percentage ownership interests of Transferor and Transferee in the Loans and associated Origination Fees.

         2.       Transfer of Participation Interests; Substitution of
Interests.

                  (a) Transferee shall from time to time buy from Transferor or from an affiliate of Transferor, without recourse, a continuing undivided fractional Participation Interest, and Transferor shall from time to time sell to Transferee, or cause an affiliate or affiliates of Transferor to sell to Transferee, such Participation Interests. The purchase price for a particular Participation Interest transferred shall be Transferee's Participation Share of Transferor's carrying value for the Loan, which is the outstanding principal balance of the Loan and interest earned thereon but not collected, net of unearned income, if any, less an allowance for loan losses. Transfers of Participation Interests by Transferor or an affiliate of Transferor to Transferee hereunder may, upon the mutual agreement of the parties at the time any such transfers are made, be made (i) as additional contributions to the capital of Transferee, (ii) in exchange for the payment of cash by Transferee to Transferor or appropriate affiliate of Transferor, (iii) in consideration of the issuance to Transferor or appropriate affiliate of Transferor of shares of the capital stock of Transferee, or (iv) for such other consideration as the parties shall mutually agree.

                  (b) At the time of any transfer of a Participation Interest, Transferor will assign to Transferee, without recourse, Transferee's Participation Share of Transferor's beneficial right, title and interest in the Loans and associated Origination Fees, including any Collateral for the Loans, and any uncollected payments or collections on account of the Loans. Transferor shall hold title to the Loans, including any Collateral payments and collections as agent for Transferee.

                  (c) Upon the mutual agreement of the parties, Transferor may from time to time substitute a Participation Interest in a Loan or group of Loans and the associated Origination Fees (the "New Loans") having a fair market value (as determined by the mutual agreement of the parties) equivalent to the Participation Interest in a Loan or group of Loans and the associated Origination Fees previously transferred to Transferee hereunder (the "Old Loans"), whereupon the Participation Interest previously granted by Transferor to Transferee in the Old Loans will be canceled and Transferee shall have a Participation Interest in the New Loans. Such a substitution may be made as part of a purchase or other transfer of additional Participation Interests in accordance with paragraph (a) above. Any amounts payable by Transferor to Transferee hereunder on account of the Old Loans, prorated through the date of the substitution, shall be paid by Transferor to Transferee at the time of such substitution.

                  (d) Each of the Loans which shall be subject to this Agreement shall be (i) identified on a completed "Certificate of Participation" in the form of Exhibit A attached hereto,

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which shall be delivered by Transferor to Transferee and shall contain at least the name of each Borrower, the date of the promissory note evidencing each Loan, the original principal amount of each Loan, the amount of any associated Origination Fees, and the purchase price associated with the same; or (ii) otherwise identified electronically or in the loan files for the Loans, in a manner that is mutually agreeable to Transferor and Transferee and sufficient to properly identify the Loans.

         3. Representations and Warranties. At the time of transfer of Participation Interests to Transferee, Transferor represents and warrants that Transferor has good title to the Loans and has full right, power, and authority to grant and convey the Participation in the Loans provided for herein to Transferee, and, at the time of transfer of Participation Interests to Transferee, the Loans are free and clear of all encumbrances or other interests of any other person.

         4. Transferee's Risk. Transferee acknowledges and agrees that Transferor has made no representation or warranty and has no responsibility as to: (i) the collectibility of the Loans; (ii) the Borrowers' creditworthiness or financial condition; (iii) the legality, validity, binding effect or enforceability of the Loan Documents; (iv) the filing, recording or taking of any other action with respect to the Loan Documents; (v) any other matter having any relation to the Loans, the Loan Documents, this Agreement, the Borrowers, or any other person or entity except as otherwise specifically set forth herein. Transferee acknowledges that Transferor has made available to it copies of the Loan Documents requested by Transferee. Transferee acknowledges and agrees that it has made its own independent investigation and determination with respect to the foregoing matters and accepts full responsibility therefor. The sale of the Participation Interests by Transferor to Transferee pursuant to this Agreement shall be and is without recourse of any nature.

         5. Custody and Ownership of Loan Documents and Collateral. Transferor shall have and maintain physical possession of all the Loan Documents and Collateral, to the extent that possession is necessary to perfect a security interest in any Collateral. Transferor shall use reasonable care to safeguard and protect the Loan Documents and Collateral. Transferor is authorized to deal with the Loans in Transferor's own name, subject to the terms and conditions of this Agreement, and, as far as third parties are concerned, to act on behalf of Transferee as though Transferor were the sole owner of the Loans; provided, however, that all of Transferor's actions with respect to the Loans will be subject to this Agreement.

         6. Nature of Transferee's Participation Interest. Transferee's obligations hereunder constitute absolute, unconditional and continuing obligations to make funds or credit available to Transferor for Transferor to extend credit to any of the Borrowers and pay letters of credit issued for the account of any of the Borrowers pursuant to the terms of the Loan Documents and will be unaffected by (i) any amendment or waiver of any term of the Loan Documents, (ii) any extension, overadvance, indulgence, settlement or compromise granted or agreed to in relation to the Loan Documents, (iii) the release of any Collateral or any guaranty of the Loans, (iv) any invalidity, unenforceability, or insufficiency of the Loan Documents or of any drafts or other documents submitted in connection with draws under any letters of credit, (v) any default by or insolvency of any of the Borrowers, (vi) any act or omission on Transferor's part relating to this Agreement or the Loan Documents (absent gross negligence or willful misconduct), (vii) the absence of notice to Transferee of any of the foregoing, (viii) any requirement that Transferor

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take any action against any of the Borrowers or any other person liable on the
Loans, and (ix) any defenses in law or equity which Transferee may have to the full discharge of its obligation under this Agreement (absent gross negligence or willful misconduct by Transferor).

         7. Servicing of the Loans. Transferor shall service the Loans on behalf of both Transferee and Transferor as follows:

                  (a) Except as otherwise specifically set forth in this Agreement, Transferor will perform the servicing for the Loans or will cause an affiliate of Transferor to service the Loans. For this purpose, servicing shall include all communications with any of the Borrowers and third parties, making of all advances and issuing of letters of credit provided for under the Loan Documents (subject to receipt from Transferee of its Participation Share of each such advance), receipt of all collections under the Loans and remittance of the same to the party entitled thereto, inspections of the Collateral, and all other acts incidental thereto. Transferor shall use good faith efforts, or shall cause its affiliate to use good faith efforts, to collect all payments due under the Loans as they become due and payable and to enforce all obligations of the Borrowers to the extent necessary to protect the interests of Transferor and Transferee. Transferor shall administer all Loan collections, including any escrows, in accordance with all applicable laws and regulations. Transferee agrees that such funds may be commingled with Transferor's general funds.

                  (b) Transferor shall have the right in its discretion to give consents, waivers and modifications of the Loan Documents to the same extent as if the Loans were wholly owned by Transferor; provided, however, that
(i) no waiver of any payment default, (ii) no extension of the maturity, (iii) no reduction of the rate or rates of interest with respect to the Loans, (iv) no forgiveness or reduction of the principal sum of the Loans, (v) no increase in the lending formula or advance rates, (vi) no waiver of any right to elect to foreclose on any Loan in default, and (vii) no amendment or modification of the financial covenants contained in the Loan Documents that would make such financial covenants less restrictive with respect to any of the Borrowers, shall be made without the prior written consent of Transferee. Transferor shall have the right to accept payment or prepayment of the whole principal sum and accrued interest in accordance with the terms of the Loans, waive prepayment charges in accordance with Transferor's policy for Loans in which no participation is granted, and accept additional security for the Loans.

                  (c) On or before the date of execution of the Loan Documents, with respect to the principal sums already advanced and outstanding pursuant to the Loans as of such date, and on or before any later date when funds are to be disbursed to any of the Borrowers pursuant to the Loans or a drawing occurs under any letter of credit, Transferee shall pay to Transferor its pro rata share, in accordance with its Participation Interest, of the amount of the disbursement or letter of credit payment (or, with respect to principal sums already advanced and outstanding as of the date of the execution of the Loan Documents, the aggregate principal balance of the Loans as of such date), in funds available for immediate use, by 2:00 p.m., Columbus, Ohio, time, on the same banking day on which the advance is made (or, with respect to the principal sums already advanced and outstanding pursuant to the Loan Documents as of the date of the execution of the Loan Documents, provided, however, that Transferor shall use its best efforts to give Transferee advance notice of such funding request no later than 10:00 a.m., Columbus,

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Ohio, time, on such day. If Transferee fails or refuses to make payment to
Transferor as required herein, then Transferor, without limitation, shall be entitled to pursue all remedies and rights permitted by this Agreement, law, or equity against Transferee and further shall be entitled to, but not be required to, (i) fund Transferee's Pro Rata Share of the disbursement, and (ii) accrue interest on any unpaid amount at the Federal Funds Rate, and (iii) withhold from Transferee all interest, principal, fees and late charges attributable to Transferee's Pro Rata Share thereof through the date Transferee funds its Pro Rata Share thereof and pays the interest due thereon, plus any additional cost or expense, including without limitation, reasonable attorneys' fees, incurred by Transferor as a result of Transferee's failure to pay, and (iv) offset against Transferee's Pro Rata Share all sums received by Transferor in connection with the Loans until reimbursed by Transferee for such payment and interest thereon. All payments received by Transferor in respect of the Loans shall be distributed pro rata to Transferee promptly after Transferor shall have collected such payment or payments in immediately available funds.

                  (d) Transferor and Transferee shall share in proportion to their Participation Shares in all payments of principal and interest made on the Loans after the date of transfer of the Participation Interests. Transferor and Transferee shall share in any prepayment, late charges, or any other fees or charges associated with the Loans which are actually collected subsequent to the time of transfer of the associated Participation Interest, in proportion to their Participation Shares. Transferor shall not be required to remit any such principal, interest, prepayment, late charge, or any other fee or charge associated with the Loans, unless it is actually collected from the Borrowers.

                  (e) To the extent not reimbursed by the Borrowers, and without limiting the obligation of the Borrowers to do so, Transferee agrees to reimburse Transferor, to the extent of Transferee's pro rata share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including without limitation disbursements necessary in the judgment of Transferor to preserve or protect any Collateral (but excluding costs of ordinary overhead and salaried expense of Transferor's clerical and supervisory personnel), that may at any time be imposed on, incurred by, or asserted against Transferor in any way relating to the Loans, the Loan Documents, any letters of credit issued pursuant to the Loan Documents or the Loan Documents, any collateral, the transactions contemplated thereby or hereby, or any action taken or omitted by Transferor under or in connection with any of the foregoing provided, however, that Transferee shall not be liable for the payment of any portion of the foregoing which result directly from Transferor's gross negligence or willful misconduct. The covenants contained in this paragraph shall survive the termination of this Agreement and the expiration of any letters of credit issued pursuant to the Loan Documents.

                  (f) Transferor shall at all times keep proper books and records in accordance with generally accepted accounting principles consistently applied, reflecting all transactions in connection with the Loans. All such records shall be accessible for inspection by Transferee at all reasonable times during Transferor's business hours. Transferor shall use its best efforts to provide the following information to Transferee within a reasonable time after such information becomes available to Transferor:

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                           (i)      The accrual status of the Loans;

                           (ii)     The status of principal and interest
         payments;

                           (iii)    Financial statements of the Borrowers; and

                           (iv) Information regarding the value of the Collateral and the status of Transferor's liens.

                  (g) Transferor may accept deposits from, make Loans or otherwise extend credit to any of the Borrowers and generally engage in any kind of banking relationship with, any of the Borrowers or any other person or entity having obligations relating to the Loans, the Loan Documents, or any related agreement and receive payment on such Loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement did not exist. Transferor, without liability, may rely upon the advice of legal counsel, accountants or other experts (including those retained by the Borrowers) and upon any written communication or any telephone conversation which Transferor believes to be genuine and correct or to have been signed, sent or made by the proper person or entity, shall not be required to make any inquiry concerning the performance by the Borrowers or any other person or entity of any of its obligations and liabilities to third parties or under or in respect of the Loan Documents or the Loans, and shall have no obligation to make any claim against, or assert any lien upon, any property held by Transferor or to assert any offset.

                  (h) In consideration of the performance of the loan servicing obligations provided under this paragraph 7, Transferee shall pay to Transferor a loan servicing fee. The amount and terms of such fee shall be determined by the mutual agreement of the parties from time to time during the term of this Agreement and shall be subject to review and adjustment at any time during the term of this Agreement. Transferor shall provide to Transferee, on or before the date that is ten days after the end of each month during the term of this Agreement, a written statement specifying the amount of the servicing fee payable for the preceding month and the basis for the calculation of such fee. Transferor shall be entitled to deduct the amount of such fees from any and all amounts otherwise due and payable by Transferor to Transferee from time to time under the terms of this Agreement.

         8. Delinquency and Foreclosure. In the event of any default of any of the Borrowers, which default shall be continuing for more than 30 days, Transferor shall use its best efforts to give Transferee written notice of such default. Transferor shall thereafter take such action as Transferee may deem necessary to protect the interests of both Transferor and Transferee, including, but not limited to, commencement of foreclosure actions or the acceptance of deeds in lieu of foreclosure. In the event Transferor shall fail to timely take any such action as directed by Transferee, Transferee may directly take any and all action it deems necessary to protect its interests as Transferee, including but limited to, the enforcement of collections, the commencement of foreclosure actions or the acceptance of deeds in lieu of foreclosure. At the direction of the Transferee, the Transferor may deal with any of the Borrowers for the purpose of entering into forebearance agreements, moratoriums, and general work-out plans designed to allow the Borrowers to cure the default and restore the Loan to good standing; provided,

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Transferee may, in its discretion, deal directly with any of the Borrowers in the event the Transferee determines that Transferor is not satisfactorily following the directions of the Transferee as if Transferee were the direct holder of the Loans and, notwithstanding anything in this Agreement to the contrary, the Transferor shall, at all times, only take action or inaction that is consistent with the economic interests of the Transferee or otherwise only with the consent of the Transferee.

         9. Participation Not a Security. Transferee represents and warrants to Transferor that (i) Transferee does not consider the acquisition of its Participation Interest hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of the Securities Act of l933, the Securities Exchange Act of l934 or Rule l0b-5 promulgated thereunder, the Trust Indenture Act of l939, the securities laws of the State of Ohio, any other applicable securities statute or law, or any rule or regulations under any of the foregoing, (ii) such Participation Interests constitute a commercial transaction by Transferee with Transferor regarding Transferee's Participation Interests in the obligations of the Borrowers under the Loans and the associated Origination Fees and do not represent an "investment" (as that term is commonly understood) in Transferor or the Borrowers, (iii) Transferee is purchasing its Participation Interests hereunder for its own account in respect of a commercial transaction made in the ordinary course of its commercial banking business and not with a view to or in connection with any subdivision, resale, or distribution thereof, and (iv) Transferee is engaged in the business of entering into commercial transactions (including transactions of the nature contemplated herein and in the Loans), can bear the economic risk related to the purchase of the same, and has had access to all information deemed necessary by it in making its decision whether or not to purchase the same.

         10. Successors and Assigns. Transferor shall not assign this Agreement in whole, but may assign to one or more participants all or part of Transferor's ownership interest in the Loans. Transferee shall have no right to assign or further participate any of its Participation Interest to anyone other than a subsidiary or other affiliate of Transferor or Transferee without the prior written consent of Transferor. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

         11. Notices. All notices hereunder shall be in writing and shall be personally delivered to the address or addresses of the party receiving the notice or mailed to such party at such address or addresses by certified or registered mail, return receipt requested, postage prepaid. Either party may change its address or addresses for notices and designate or change the location in which payments to such party will be made by a notice to the other party. Notices which are mailed shall be deemed received by the addressee on the third working day following the date of such mailing. Notices to Transferor shall be addressed as follows:

                  The Huntington National Bank
                  41 South High Street
                  Columbus, Ohio 43287
                  Attention: General Counsel

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Notices to Transferee shall be addressed to Transferee as follows:

                  Huntington Preferred Capital Holdings, Inc.
                  201 North Illinois, Suite 1800
                  Indianapolis, Indiana 46204
                  Attention: President

         12. Relationship of Parties. With respect to the purchase and sale of Participation Interests, Transferor and Transferee shall occupy the relationship of buyer and seller of a property interest. There is not intended hereby and shall not be construed to exist any fiduciary relationship between Transferee and Transferor, or any partnership or joint venture between Transferee and Transferor. With respect to servicing, Transferor shall be an independent contractor of Transferee. In no event shall either party be considered an agent or employee of the other party.

         13. Interpretation. This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Indiana.

         14. Amendments. This Agreement may not be amended, altered or modified except by a written instrument signed by both the parties.

                    [signatures appear on the following page]

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                   THE HUNTINGTON NATIONAL BANK

                                   By: _______________________________________
                                       Daniel W. Morton, Senior Vice President

                                   HUNTINGTON PREFERRED CAPITAL
                                   HOLDINGS, INC.

                                   By: _________________________________________
                                       Dennis L. Bassett, President

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                                    EXHIBIT A

                          CERTIFICATE OF PARTICIPATION

THE HUNTINGTON NATIONAL BANK
41 SOUTH HIGH STREET
COLUMBUS, OHIO 43287

                               Date: _____________

Huntington Preferred Capital Holdings, Inc.
201 North Illinois, Suite 1800
Indianapolis, Indiana 46204
Attention: President

            Re: Amended and Restated Loan Participation Agreement between us dated as of May 12, 2003

Ladies and Gentlemen:

            Pursuant to the terms of the above-referenced Loan Participation Agreement, this will confirm that, as of this date, we have transferred and assigned to you a certain undivided interest in the loan or loans described in the attached schedule, which are hereafter to be subject to the Loan Participation Agreement.

            This Certificate of Participation is in addition to all previous Certificates issued pursuant to the Loan Participation Agreement.

                                   Very truly yours,

                                   ___________________________________
                                   Name: _____________________________
                                   Title: ____________________________

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

                                    SCHEDULE

Borrower    Date of Note   Principal Amount    Amount of Origination Fees   Purchase Price

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